Exhibit 20

World Omni Auto Receivables Trust 2004-A

Monthly Servicer Certificate

December 31, 2004

Aggregate Note Amount	Aggregate Note Amount
Original	840,000,000.00

Note Balance @ 11/30/04	712,385,299.21
Principal distributable amount	24,718,211.98

Note Balance @ 12/31/04	687,667,087.23

Note Amount	Class A-1 Note Amount
Original	178,000,000.00

Note Balance @ 11/30/04	50,385,299.21
Principal distributable amount	24,718,211.98

Note Balance @ 12/31/04	25,667,087.23

Note Amount	Class A-2 Note Amount
Original	232,000,000.00

Note Balance @ 11/30/04	232,000,000.00
Principal distributable amount	—

Note Balance @ 12/31/04	232,000,000.00

Note Amount	Class A-3 Note Amount
Original	212,000,000.00

Note Balance @ 11/30/04	212,000,000.00
Principal distributable amount	—

Note Balance @ 12/31/04	212,000,000.00

Note Amount	Class A-4 Note Amount
Original	181,900,000.00

Note Balance @ 11/30/04	181,900,000.00
Principal distributable amount	—

Note Balance @ 12/31/04	181,900,000.00

Note Amount	Class B Note Amount
Original	36,100,000.00

Note Balance @ 11/30/04	36,100,000.00
Principal distributable amount	—

Note Balance @ 12/31/04	36,100,000.00

Distributable Amounts	Total
Interest Distributable Amount	1,859,482.00
Principal Distributable Amount	24,718,211.98

Total	26,577,693.98

Distributable Amounts	Class A-1
Interest Distributable Amount	70,277.00
Principal Distributable Amount	24,718,211.98

Total	24,788,488.98

Distributable Amounts	Class A-2
Interest Distributable Amount	498,800.00
Principal Distributable Amount	0.00

Total	498,800.00

Distributable Amounts	Class A-3
Interest Distributable Amount	581,233.33
Principal Distributable Amount	0.00

Total	581,233.33

Distributable Amounts	Class A-4
Interest Distributable Amount	600,270.00
Principal Distributable Amount	0.00

Total	600,270.00

Distributable Amounts	Class B
Interest Distributable Amount	108,901.67
Principal Distributable Amount	0.00

Total	108,901.67

Note Factors		Series A-1	Series A-2
	12/31/2004	14.4197119%	100.0000000%

Note Factors		Series A-3	Series A-4
	12/31/2004	100.0000000%	100.0000000%

Note Factors		Series B
	12/31/2004	100.0000000%

Pool Data		$	#
Original Pool Balance		848,484,848.48	34,241
Contracts added 9/23/04		232,500,924.64	16,173
Pool Balance at 11/30/04		734,242,348.85	47,004
Principal Payments		22,330,579.13	688
Defaulted Receivables		1,144,754.50	61
Pool Balance at 12/31/04		710,767,015.22	46,255
Overcollateralization Target Amount		23,099,927.99
Recoveries		474,394.74

Weighted Average APR		7.57%
Weighted Average Remaining Term		54.66

		Aggregate Net Losses	Net Loss Ratio
October		510,708.27	0.784%
November		312,901.52	0.495%
December		670,359.76	1.096%

Average Net Loss Ratio			0.791%

Noteholders’ First Priority Principal Distributable Amount		0.00

Noteholders’ First Priority Principal Distributable Amount		0.00

Account Balances		Advance	Reserve Fund
Balance as of 11/30/04		112,175.24	11,604,698.38
Balance as of 12/31/04		115,538.63	11,624,881.47
Change		3,363.39	20,183.09
Reserve Fund Requirement			11,333,609.38
Reserve Fund Supplemental Requirement/(Excess)			(291,272.09)

Distribution per $1,000	Total
Distribution Amount	31.6401119

Interest Distribution Amount	2.2136690
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	29.4264428

Distribution per $1,000	Class A-1
Distribution Amount	139.2611740

Interest Distribution Amount	0.3948146
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	138.8663595

Distribution per $1,000	Class A-2
Distribution Amount	2.1500000

Interest Distribution Amount	2.1500000
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

Distribution per $1,000	Class A-3
Distribution Amount	2.7416667

Interest Distribution Amount	2.7416667
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

Distribution per $1,000	Class A-4
Distribution Amount	3.3000000

Interest Distribution Amount	3.3000000
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

Distribution per $1,000	Class B
Distribution Amount	3.0166667

Interest Distribution Amount	3.0166667
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

Servicing Fee	Total
Amount of Servicing Fee Paid	611,868.63
Total Unpaid	0.00

Delinquent Receivables	#	$
Past Due 31-60 days	542	7,495,136.71
Past Due 61-90 days	101	1,500,286.07
Past Due 91 + days	40	570,856.57

Total	683	9,566,279.35